EXHIBIT 99(a)

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                 EXHIBIT 99(a)

                        THE BLACK & DECKER CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                     (Millions of dollars, except ratios)

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                                                       Three Months Ended
                                                       ------------------
                                                          April 3, 1994
                                                          -------------
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EARNINGS:

Earnings before income taxes and cumulative
  effects of changes in accounting principles                $ 21.8
Interest expense                                               46.0
Portion of rent expense representative of an
  interest factor                                               7.1
                                                             ------

Adjusted earnings before taxes and fixed charges             $ 74.9
                                                             ======

FIXED CHARGES:

Interest expense                                             $ 46.0
Portion of rent expense representative of an
  interest factor                                               7.1
                                                             ------

Total fixed charges                                          $ 53.1
                                                             ======


RATIO OF EARNINGS TO FIXED CHARGES                             1.41






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